                                                                    Exhibit 32.1

                                  CERTIFICATION
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report on Form 10-K/A of Perkins Oil & Gas, Inc.
(the "Company") for the year ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Betty N. Myers, as
Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C.
ss.1350, as adopted pursuant to ss.906 of the Sarbanes-OxLey Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 26, 2016                   By: /s/ Betty N. Myers
                                          --------------------------------------
                                          Betty N. Myers
                                          Chief Executive Officer

This certification accompanies each Report pursuant to ss. 906 of the
Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the
Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the
Securities and Exchange Commission or its staff upon request.